EXHIBIT 23.6







                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Equitex, Inc. on Form S-8 of our report on Chex Servics, Inc., for the year ended December 31, 2000, dated April 30, 2001, appearing in Form 8-K/A of Equitex, Inc., filed on March 6, 2002.


Silverman Olson Thorvilson & Kaufmann LTD
Minneapolis, Minnesota
March 10, 2003